EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

The balance sheets as of December 31, 2023 and 2022, and the statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2023 and 2022, of Blue Chip Technologies Corp. (the “financial statements”), included in the Form 10-12G for the fiscal year ended December 31, 2023 and 2022, have been audited by Beckles & Co., Inc., independent auditors registered with the PCAOB, as stated in our report appearing herein.

/s/ Mario Beckles

West Palm Beach, FL

PCAOB Firm #7116

June 14, 2024